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Exhibit 99.1


[ZOLTEK LOGO]



FOR IMMEDIATE RELEASE                            NASDAQ NMS SYMBOL: "ZOLT"
---------------------                            -------------------------

                  ZOLTEK REPORTS THIRD QUARTER RESULTS
                  ------------------------------------

         ST. LOUIS, MISSOURI -- August 14, 2003 -- Zoltek Companies, Inc. today reported results for the third quarter of fiscal year 2003.

         Zoltek reported a net loss of $3.8 million on revenues of $15.8 million for the quarter ended June 30, 2003, compared to a net loss of $2.9 million (excluding the one-time benefit of an income tax refund of $2.7 million) on revenues of $17.8 million in the second quarter of fiscal 2002. For the first nine months of fiscal 2003, Zoltek reported a net loss of $11.2 million on revenues of $48.8 million, compared to a net loss of $9.3 million on revenues of $51.8 million in the comparable period of fiscal 2002
- excluding the one-time income tax benefit. The one-time income tax benefit was the result of changes to the federal tax law in 2002 that allowed the Company to retroactively utilize certain operating loss carryforward credits. Including this income tax benefit, the net loss for the three- and nine-month periods ended June 30, 2002, was $.2 million and $6.6 million, respectively.

         "It was a frustrating quarter from a financial viewpoint, as we incurred a net loss, even though we continued to make good progress in three major targeted application areas with great near-term potential," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "One of those areas is the use of carbon fibers as the critical enabling material in building a new generation of extremely powerful wind turbines. We expect to go into production of new super-long and super-strong carbon fiber blades with a European partner in 2004. Another area is automotive, where we are working with BMW in the development of carbon fiber structural components for a new lightweight and fuel-efficient car. We are meeting schedule and test requirements with a target of 2005 for entering production of some carbon fiber components. The third application is fire retardant mattresses and bedding materials, with the recent adoption of new standards by the State of California that are scheduled to go into effect January 1, 2004, with full applicability beginning January 1, 2005. We have made and continue to make significant progress in each of those targeted areas, though it was not reflected in our financial results and will not be reflected until we and our partners move from testing and development to production. We expect that transition will generate orders for our carbon fibers in at least two of the targeted areas, possibly all three, in the next fiscal year."


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Zoltek Reports Third Quarter Results
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August 14, 2003

          As the world's leading supplier of carbon fibers used in advanced aircraft braking systems, Zoltek's short-term results, both sales and profitability, have suffered as a result of the severe downturn in commercial airline industry. Another significant negative effect on short-term results came from the continuing depression of Zoltek's non-core acrylic textile business. "Distressed conditions in the commercial airline industry have adversely affected our carbon fiber sales and profitability in two ways," Rumy said. "It has affected us directly as a result of the downturn in aircraft production and the idling of existing aircraft, and it has affected us indirectly in other markets, such as sporting goods, due to distressed price selling of surplus aerospace-grade carbon fibers."

         "For the past several years, Zoltek has been much more a development company than an operating company," said Rumy. "But we believe we can turn the corner from development to commercial production - and from promise to reality - in the year ahead."

         The forward-looking statements contained in this press release are inherently subject to risks and uncertainties. Zoltek's actual results could differ materially from those currently anticipated due to a number of factors, including the Company's ability to return to operating on a profitable basis, comply with its obligations under its credit agreements, complete a proposed refinancing, manage its excess carbon fiber production capacity and inventory levels, continue investing in application and market development, manufacture low-cost carbon fibers and profitably market them at decreasing price points and penetrate existing, identified and emerging markets.

         Zoltek is an applied technology and materials company. Zoltek's Carbon Fiber Business Unit is primarily focused on the manufacturing and application of carbon fibers used as reinforcement material in composites, oxidized acrylic fibers for heat/fire barrier applications and aircraft brakes, and composite design and engineering to support the Company's materials business. Zoltek's Hungarian-based Specialty Products Business Unit manufactures and markets acrylic fibers, nylon products and industrial materials.

                      FOR FURTHER INFORMATION CONTACT:

                               ZSOLT RUMY, CEO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110



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Zoltek Reports Third Quarter Results
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August 14, 2003


                                                ZOLTEK COMPANIES, INC.
                                              SUMMARY FINANCIAL RESULTS
                                     (Amounts In Thousands Except Per Share Data)
                                                     (Unaudited)
                                                                                           Three Months Ended
                                                                                                 June 30
                                                                                        2003                 2002
                                                                                    ---------------------------------
Net sales...........................................................................$     15,847          $    17,806
Gross profit........................................................................       1,913                2,359
Unused capacity costs...............................................................       1,481                1,476
Application and development costs...................................................         865                  767
Operating loss from continuing operations...........................................      (2,586)              (2,462)
Income tax expense (benefit)........................................................         101               (2,694)
Net loss from continuing operations.................................................      (3,789)                (195)
Discontinued operations:
     Operating loss, net of taxes...................................................           -                    -
                                                                                    ------------          -----------
         Net gain on discontinued operations, net of taxes..........................           -                    -
Net loss............................................................................      (3,789)                (195)
Basic and diluted net loss per share:
     Continuing operations..........................................................       (0.23)               (0.01)
     Discontinued operations........................................................           -                    -
                                                                                    ------------          -----------
         Total......................................................................$      (0.23)         $     (0.01)
                                                                                    ============          ===========
Weighted average common and common equivalent
  shares outstanding................................................................      16,302               16,289

                                                                                            Nine Months Ended
                                                                                                 June 30
                                                                                        2003                 2002
                                                                                    ---------------------------------
Net sales...........................................................................$     48,750          $    51,811
Gross profit........................................................................       5,660                6,772
Unused capacity costs...............................................................       4,238                4,692
Application and development costs...................................................       2,669                2,761
Operating loss from continuing operations...........................................      (8,617)              (8,289)
Income tax expense (benefit)........................................................          58               (2,622)
Net loss from continuing operations.................................................     (11,242)              (6,845)
Discontinued operations:
     Operating loss, net of taxes...................................................           -               (1,030)
                                                                                    ------------          -----------
         Net gain on discontinued operations, net of taxes..........................           -                  289
Net loss............................................................................     (11,242)              (6,556)
Basic and diluted net loss per share:
     Continuing operations..........................................................      (0.69)                (0.42)
     Discontinued operations........................................................          -                  0.02
                                                                                    -----------           -----------
         Total......................................................................$     (0.69)          $     (0.40)
                                                                                    ===========           ===========
Weighted average common and common equivalent
  shares outstanding................................................................     16,299                16,287




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